As filed with the Securities and Exchange Commission on September 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOBR Safe, Inc.

www.sobrsafe.com

(Exact name of registrant as specified in its charter)

Delaware	3829	26-0731818
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400 Greenwood Village, Colorado 80111	(844) 762-7723
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

David Gandini, Chief Executive Officer

Christopher Whitaker, Chief Financial Officer

SOBR Safe, Inc.

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(844) 762-7723

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Telephone: (732) 395-4400 Fax: (732) 395-4401	Ross David Carmel, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, Dated September 12, 2024

[●] Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

[●] Pre-Funded Units

Each Pre-Funded Unit Consisting of

One Pre-Funded Warrant to Purchase One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

[●] Shares of Common Stock Underlying Pre-Funded Warrants

[●] Shares of Common Stock Underlying Warrants

SOBR SAFE, INC.

We are offering, on an underwritten basis, [●] units (the “Units”), with each Unit consisting of one (1) share of common stock, par value $0.00001 per share (“Common Stock”), and a warrant to purchase one (1) share of common stock (the “Warrant”, or collectively, the “Warrants”) based on an assumed offering price of $[●] per Unit. Each warrant will have an exercise price equal to $[●] per share ([●] % of the assumed public offering price of $[●] per Unit), will be exercisable immediately and will expire on the fifth anniversary of the original issuance date. The Units will not be certificated. The shares of Common Stock or Pre-Funded Warrants (as defined below) and Warrants comprising the Units are immediately separable and will be issued separately but must be purchased together as a Unit in this offering.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding Common Stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”, and such Units, “Pre-Funded Units”)) (in lieu of one share of Common Stock) and one Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of Common Stock, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of Common Stock we are offering will be decreased on a one-for-one basis.

We do not intend to apply for listing of the Pre-Funded Warrants or the Warrants on any national securities exchange or other trading market, and we do not believe any such market will develop. Therefore, the liquidity of the Pre-Funded Warrants and the Warrants will be limited and should be considered illiquid. The Units have no stand-alone rights and will not be issued as stand-alone securities. The assumed offering price and related share numbers used throughout this prospectus has been included for illustration purposes only. The actual offering price may differ materially from the assumed price used in the prospectus and will be determined by negotiations between us and the representative of the underwriters and may not be indicative of prices that will prevail in the trading market.

This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants and Pre-Funded Warrants (if any) sold in this offering. The shares of Common Stock (or Pre-Funded Warrants) can each be purchased in this offering only with the accompanying Warrants (other than pursuant to the underwriters’ warrant to purchase additional shares of Common Stock as part of the Units).

Our Common Stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SOBR”. On September [●], 2024, the last reported sales price of a share of our Common Stock on Nasdaq was $[●].

On June 3, 2024, our shareholders approved the granting of authority to the Board to amend our articles of incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock, by a ratio of no less than 1-for-2 and no more than 1-for-150, on or anywhere in between, as may be determined by the Board on or before December 31, 2024, with the exact ratio and timing to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date, if at all, as determined by the Board in its sole discretion.

On August 30, 2024, the Board of Directors (the “Board”) approved the granting of authority to the Company’s officers to effect a reverse stock split of the issued and outstanding shares of our Common Stock by a ratio of no less than 1-for-2 and no more than 1-for-150, or anywhere between, as may be determined by the officers on September 19, 2024, or as soon as practicable thereafter. We intend for the Board and officers to effect a 1-for-[●] reverse stock split in connection with this offering and our continued listing of our Common Stock on Nasdaq prior to the effective date of the registration statement of which this prospectus forms a part and prior to the closing of this offering.

Investing in our securities involves risks. SOBR Safe, Inc. currently has limited revenue, and limited assets, is in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page [11]. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)	Represents underwriting discounts equal to (i) eight percent (8%) of the gross proceeds of this offering, which is the underwriting discounts we have agreed to pay to the underwriters.
(2)

Does not include a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of this offering, payable to the representative of the underwriters, or the reimbursement of certain expenses of the underwriters. For a description of the other terms of compensation to be received by the underwriters, see “Underwriting.”

We have granted a 45-day option to the representative of the underwriters to purchase up to an additional [●] Units (equal to 15% of the Units sold in this offering) solely to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts will be approximately $[●] and the additional proceeds to us, before expenses, from the over-allotment option exercise will be approximately $[●].

The underwriters expect to deliver the securities to purchasers on or about [●], 2024.

SPARTAN CAPITAL SECURITIES, LLC

The date of this prospectus is [●], 2024

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the underwriters named herein (the “Underwriters”) have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

MARKET AND INDUSTRY DATA

This prospectus includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. In some cases, we do not expressly refer to the sources from which this data is derived. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we distribute. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares. In addition, customer preferences are subject to change.

CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus includes trademarks and service marks owned by us, including, without limitation, SOBRsafe™, SOBRcheck™, SOBRsure™, and our logo, which are our property and are protected under applicable intellectual property laws. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to SOBR Safe, Inc., a Delaware corporation, and its subsidiary. Unless otherwise noted, and other than in the financial statements and the notes thereto, the share and per share information in this prospectus reflects the proposed reverse stock split of our outstanding Common Stock at a ratio of 1-for-[●].

SOBR SAFE, INC.

Corporate Overview

On September 19, 2011, we, as Imagine Media, Ltd., a Delaware corporation, acquired approximately 52% of the outstanding shares of TransBiotec, Inc. (“TBT”), a California corporation, from TBT’s directors in exchange for 124,439 shares of our Common Stock. In January 2012, our Board of Directors amended our Certificate of Incorporation changing our name from Imagine Media, Ltd. to TransBiotec, Inc., and we acquired approximately 45% of the remaining outstanding shares of TBT in exchange for 109,979 shares of our Common Stock. With the acquisitions in September 2011 and January 2012 of TBT Common Stock, we own approximately 99% of the outstanding shares of TBT. As a result of the acquisitions, TBT’s business is our business, and, unless otherwise indicated, any references to “we” or “us” include the business and operations of TBT.

On March 9, 2020, our Board of Directors approved the amendment to our Certificate of Incorporation and stockholders holding 52% of our then outstanding voting stock approved an amendment to our Articles of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.” The Certificate of Amendment to our Certificate of Incorporation became effective with the State of Delaware on April 24, 2020.

Pursuant to approval of an application with Nasdaq to uplist our Common Stock to their exchange under the ticker symbol “SOBR,” our Common Stock began trading and quoted on the Nasdaq exchange on May 16, 2023. Prior to this uplist to the Nasdaq exchange, our Common Stock was quoted on the “OTCQB” tier of the OTC Markets under the ticker symbol “SOBR.”

Our corporate offices are located at 6400 South Fiddlers Green Circle, Suite 1400, Greenwood Village, Colorado 80111, telephone number (844) 762-7723.

Business Operations, Outlook and Challenges

We provide non-invasive technologies to quickly and humanely identify the presence of alcohol in individuals. Our mission is to save lives, positively impact behavioral outcomes and individual wellness, increase workplace safety and productivity, and create significant economic benefits. Our non-invasive technologies are integrated within our scalable and patent-pending software platform, SOBRsafe™, producing statistical, measurable business and user data. To that end, our SOBRsafe™ software platform, along with our integrated hardware devices used to provide non-invasive alcohol detection and identity verification, combine to create a robust solution that has current and potential applications in:

➢	Behavioral health and wellness
➢	Judicial administrative applications
➢	Licensing and integration
➢	Commercial environments, including but not limited to oil and gas, fleet management, telematics, ride share programs, and general workplace safety
➢	Individual consumer use, including co-parenting trust, personal accountability, and young driver safety

SOBRcheck™

Our SOBRcheck™ device is a patent-pending, touch-based identity verification and alcohol detection solution. Users place two fingers on the device sensors, one compares biometric data points from the finger to confirm identity, while the other senses alcohol released through the pores of the fingertip. The touch-based device connects to the SOBRsafe™ software solution to collect, present and communicate data collected to subscribed parties. The SOBRcheck™ device has been in commercial production since the first quarter of 2022 and we have executed customer agreements since that time.

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SOBRsure™

Our SOBRsure™ device is a patent-pending, fitness-style wearable band with an alcohol detection solution intended for discrete, low-profile and voluntary use providing real-time alcohol monitoring and GPS tracking. The wearable band is a device which includes a contained sensor which senses alcohol released through the pores of the skin. The wearable band connects to a mobile device via Bluetooth communication where the SOBRsafe™ mobile application collects and transmits data to the SOBRsafe™ software solution. The SOBRsure™ device provides passive, real-time alcohol insights to administrators, clinicians, parents and more, and also includes device removal and service interruption notifications. The SOBRsure™ is in commercial production and became available for sale in late September 2023.

Our SOBRsafe™ technology can also be deployed across numerous additional devices for various uses. We are currently exploring possible integrations with existing telematics systems and licensing by non-competitive third parties.

We believe our device portfolio approach could yield a substantial repository of user data, a potentially monetizable asset for statistical analytics. The opportunity to collect data points over time could enable the development of business and insurance liability benchmarking, through artificial intelligence (AI), powerful guidance for perpetual safety improvement and associated cost savings capture. By demonstrating substance-free environments, organizations could deliver a data-driven argument for lowering insurance premiums. We could potentially partner with insurance providers to mandate use of the SOBRsafe™ devices and/or technology.

Design, manufacturing, quality testing and distribution for all SOBRsafe™ integrated devices takes place in the United States.

Our products continue to gain awareness and recognition through trade shows, media exposure, social media and product demonstrations. To generate sales, we have a three-part strategy: 1) direct sales to businesses and consumers, 2) enter into agreements with channel partners and 3) enter into licensing and integration agreements. We currently employ four highly experienced sales professionals facilitating direct sales and channel partner relationships. Licensing and integration opportunities with non-competitive third parties continue in preliminary stages.

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Marketing

We have developed a marketing plan that includes:

➢	consumer and enterprise e-commerce web-solutions
➢	search engine optimization (SEO) and search engine marketing (SEM)
➢	digital and social media campaigns
➢	online paid advertising placements
➢	brand ambassadors, affiliate partners and social media influencers
➢	public relations initiatives and trade shows
➢	direct business to business target campaigns
➢	alcohol detection/testing channel partners
➢	territorial sales agents
➢	advocacy group alignment
➢	ongoing brand development
➢	continuous pursuit of cutting-edge technologies for future integration

As of August 31, 2024, we have retained [●] channel partners and [●] sales agents to augment our sales and marketing efforts, serving business customers with SOBRsafe™ technology solutions, including the SOBRcheck™ and SOBRsure™ devices.

Intellectual Property

We possess the following patent and pending patent applications related to our SOBRsafe™ system and related devices:

1)	U.S. Patent No. 9,296,298, entitled “Alcohol detection system for vehicle driver testing with integral temperature compensation”, which expires in 2032.
2)	U.S. Patent Application No. 17/996,996, entitled “Noninvasive Transdermal Alcohol Screening System,” and related foreign filings in Canada and Europe.
3)	U.S. Patent Application No. 18/251,567, entitled “Wearable Data Collection Device With Non-Invasive Sensing,” and related foreign filings in Canada, Europe, and Mexico.
4)	U.S. Provisional Patent Application No. 63,648,833, entitled “Vehicle Diagnostic Port Dongle for Preventing Vehicle Start.”
5)	U.S. Provisional Patent Application No. 63,678,599, entitled “Multi-Application Transdermal Screen Device”.

In due time, we intend to convert our US Provisional Patent application filings to Non-Provisional Patent application filings in the US and abroad as part of our patent defense strategy.

We applied for trademarks related to the SOBRsafe™ system, SOBRcheck™ and SOBRsure™, and “SOBR” as standard characters with no specific formatting.

Government Regulation

As we utilize a unique “Pass/Fail” methodology that simply alerts to the presence of alcohol (as opposed to measuring a discrete breath alcohol content (BrAC) - information that may be used at the discretion of the employer (or counselor, parent, etc.) - we do not believe we will be subject to any government regulation in the targeted alcohol detection markets including Behavioral Health and Wellness, Judicial Administration, Alcohol Rehabilitation, Consumer, Workplace Facility & Fleet, Ride Share or Young Driver markets. In the Judicial Administrative market, regulations vary significantly by state; some states only allow for the use of certain methodologies like breath or urine, while others do not specify and there exists no regulated barrier to entry for a transdermal solution.

Human Capital Resources and Employees

As of August 31, 2024, there are a total of 14 full time employees, including Company officers Chairman/Chief Executive Officer/Secretary, David Gandini, and Chief Financial Officer/Treasurer, Christopher Whitaker. The employee base primarily operates from our corporate offices located in Greenwood Village, Colorado. Employees who operate remotely from our corporate offices primarily consist of territorial sales and business development representatives. The remainder of our workforce consists of professional consultants in supporting roles due to the size and nature of our business.

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Oversight and Management

Our executive officers are tasked with leading our organization in managing employment-related matters, including recruiting and hiring, onboarding and training, compensation planning and talent management and development. We are committed to providing team members with the training and resources necessary to continually strengthen their skills. Our executive team is responsible for periodically reviewing development and training programs, diversity efforts, business ethics and compliance training, team member benefit programs and initiatives, including healthcare and other benefits, as well as our management development and succession planning practices. Management periodically reports to the Board and the Compensation Committee regarding our human capital measures and results that guide how we attract, compensate, retain and develop a workforce to enable our business strategies.

Diversity, Equity and Inclusion

We believe that a diverse workforce is critical to our success, and we continue to monitor and improve the application of our hiring, retention, compensation and advancement processes for women and underrepresented populations across our workforce, including persons of color, veterans and LGBTQ+ to enhance our inclusive and diverse culture. We continue to invest in recruiting diverse talent.

Workplace Safety and Health

A vital part of our business is providing our workforce with a safe, healthy and sustainable working environment. We focus on implementing change through workforce observation and feedback channels to recognize risk and continuously improve our processes.

Reverse Stock Split

On June 3, 2024, our shareholders approved the granting of authority to the Board to amend our articles of incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock, by a ratio of no less than 1-for-2 and no more than 1-for-150, on or anywhere in between, as may be determined by the Board on or before December 31, 2024, with the exact ratio and timing to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date, if at all, as determined by the Board in its sole discretion.

On August 30, 2024, the Board of Directors (the “Board”) approved the granting of authority to the Company’s officers to effect a reverse stock split of the issued and outstanding shares of our Common Stock by a ratio of no less than 1-for-2 and no more than 1-for-150, or anywhere between, as may be determined by the officers on September 19, 2024, or as soon as practicable thereafter.

The reverse stock split would not have any impact on the number of authorized shares of Common Stock which remains at 100,000,000 shares. Unless otherwise noted, and other than in the financial statements and the notes thereto, the share and per share information in this prospectus reflects the proposed reverse stock split of our outstanding Common Stock at a ratio of 1-for-☑.

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SUMMARY OF THE OFFERING

Securities Offered by Us

[ ] Units, with each Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock, at an estimated public offering price of $[●] per Unit (or [ ] Units if the representative of the underwriters exercises its over-allotment option in full).

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding Common Stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one Pre-Funded Warrant to purchase one share of Common Stock in lieu of one share of Common Stock and one Warrant. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of Common Stock, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants.

The shares of Common Stock (or Pre-Funded Warrants) and the Warrants underlying the Units are immediately separable and will be issued separately in this offering but must be purchased together as a Unit in this offering.

Each Warrant issued in this offering will have an exercise price of $[●] per whole share and will be exercisable from the initial issuance date until they expire on the five-year anniversary of the original issuance date.

Common Stock Outstanding Prior to This Offering	[ ] shares of Common Stock.

Common Stock to Be Outstanding Immediately After Completion of This Offering (1)	[ ] shares of Common Stock (or [●] shares of Common Stock if the over-allotment option is exercised in full) assuming no sale of any Pre-Funded Warrants and no exercise of the Warrants.

Over-allotment Option

We have granted the representative of the underwriters a 45-day option to purchase up to an additional [●] Units at the public offering price in this offering (less underwriting discounts) to cover over-allotments, if any.

Description of Warrants

Each Warrant will have an exercise price per share of [●] equal to [●]% of the public offering price per Unit, will be exercisable immediately and will expire on the fifth anniversary of the original issuance date. Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein.

Each holder of Warrants will be prohibited from exercising its Warrant for shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the Warrants will be governed by a Warrant Agent Agreement, dated as of the effective date of this offering, between us and Equiniti Trust Company, as the warrant agent (the “Warrant Agent”).

This offering also relates to the offering of the shares of Common Stock issuable upon the exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities Being Offered in This Offering” in this prospectus.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $[ ] million (or approximately $[ ] million if the underwriters exercise their over-allotment option in full), based on an assumed public offering price of $[●] per Unit, and assuming no issuance of Pre-Funded Warrants in connection with this offering and no exercise of the Warrants, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for sales and marketing initiatives, inventory build, product and software research and development, and working capital and other general corporate purposes. For a more complete description of our intended use of the proceeds from this offering, see “Use of Proceeds.”

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Risk Factors

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

Reverse Stock Split

On June 3, 2024, our shareholders approved the granting of authority to the Board to amend our articles of incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock, by a ratio of no less than 1-for-2 and no more than 1-for-150, on or anywhere in between, as may be determined by the Board on or before December 31, 2024, with the exact ratio and timing to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date, if at all, as determined by the Board in its sole discretion.

On August 30, 2024, the Board of Directors (the “Board”) approved the granting of authority to the Company’s officers to effect a reverse stock split of the issued and outstanding shares of our Common Stock by a ratio of no less than 1-for-2 and no more than 1-for-150, or anywhere between, as may be determined by the officers on September 19, 2024, or as soon as practicable thereafter.

We intend for the Board and officers to effect a 1-for-[ ] reverse stock split in connection with this offering and our continued listing of our Common Stock on Nasdaq, however we cannot guarantee that such reverse stock split will occur based on the ratio stated above or that such reverse stock split will be necessary or will occur in connection with the continued listing of our Common Stock on Nasdaq. We intend to effect the reverse stock split of our outstanding shares of Common Stock prior to the effective date of the registration statement of which this prospectus forms a part and prior to the closing of this offering. The share and per share information in this prospectus gives effect to the proposed 1-for-[ ] reverse stock split.

(1)

The shares of Common Stock outstanding after this offering is based on [34,764,593] shares outstanding as of September [●], 2024. The number gives effect to our proposed 1-for-[ ] reverse stock split and excludes an aggregate of up to approximately [ ] shares of Common Stock based upon the following:

•	1,598,306 shares of our Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.99 per share as of June 30, 2024; and

•	23,583,903 shares of our Common Stock issuable upon exercise of warrants outstanding as of June 30, 2024, at a weighted-average exercise price of $0.44 per share.

Unless otherwise indicated, the information in this prospectus assumes the exercise in full of all Pre-Funded Warrants issued in this offering and no exercise of Warrants.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Prospectus and in the “Risk Factors” section of the Form 10-K for the year ended December 31, 2023, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, each of which has been filed with the SEC and is incorporated by reference into this prospectus, before you decide to buy our Common Stock. We face risks in developing devices based on our SOBRsafe™ platform, as well in marketing and selling such devices. If we are not successful in developing, marketing, and/or selling devices based on our SOBRsafe™ platform we will not be successful in generating revenue. The following risks and risk factors incorporated by reference are material risks that we face. If any of the events or developments discussed below or in our documents incorporated by reference occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed. In such an event, the fair value of our Common Stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our operations.

10

Risks Related to the Company

We may not be able to maintain our listing on Nasdaq, which could have a material adverse effect on us and our stockholders.

We may not be able to maintain our listing on Nasdaq, which could have a material adverse effect on us and our stockholders. The standards for continued listing on Nasdaq include, among other things, that the minimum bid price for the listed securities may not fall below $1.00 for a period in excess of 30 consecutive business days and stockholders’ equity maintain a minimum value of at least $2,500,000.

During the months of October 2023 and November 2023, our Common Stock traded at levels below $1.00 per share in excess of the 30-business day requirement. On November 15, 2023, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying us that, for the preceding 30 consecutive business days, the closing bid price of our Common Stock remained below the minimum $1.00 per share requirement for continued inclusion on Nasdaq (the “Bid Price Requirement”). The Company was provided an initial period of 180 calendar days, or until May 13, 2024, (the “Compliance Period”) to regain compliance with the Bid Price Requirement.

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On April 8, 2024, the Company received a deficiency letter from the Staff notifying the Company that, based upon the Company’s Annual Report on Form 10-K for the period ended December 31, 2023, the Company is not in compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Rule”). Pursuant to Nasdaq Listing Rule 5810(d)(2), the failure to comply with the Stockholders’ Equity Rule became an additional and separate basis for delisting.

On May 15, 2024, the Company received a staff determination letter (the “Determination Letter”) from the Staff notifying the Company that it had not regained compliance with the Bid Price Requirement by May 13, 2024, and was not eligible for a second 180-day period due to the Company’s failure to comply with the minimum stockholders’ equity initial listing requirement for Nasdaq. The Company subsequently requested a hearing before the Nasdaq Hearings Panel (the “Panel”) which automatically stayed any suspension or delisting action for the Company’s securities pending the Panel hearing decision.

A hearing on this matter was held on July 2, 2024.

On August 5, 2024, the Company received a letter from the Panel stating that the Panel has determined to grant the request of the Company to continue its listing on the Nasdaq Stock Market subject to certain conditions enumerated therein. The Panel has determined to grant the Company’s request for an exception until October 23, 2024, to regain compliance with the Bid Price Requirement and Stockholders’ Equity Rule.

If the closing bid price of our Common Stock or the value of our stockholders’ equity were to fail to meet Nasdaq’s respective minimum requirements within the prescribed periods, or if we otherwise fail to meet any other applicable requirements of Nasdaq and we are unable to regain compliance, Nasdaq may make a determination to delist our Common Stock. The delisting of our Common Stock from Nasdaq could negatively impact us by (i) reducing the liquidity and market price of our Common Stock; (ii) reducing the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing; (iii) impacting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing or limiting us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

There can be no assurance that we will regain compliance or otherwise maintain compliance with any of the other listing requirements. Nonetheless, we intend to monitor the closing bid price of our Common Stock and may, if appropriate, consider available options, including a reverse stock split, to regain compliance with the Bid Price Requirement, and evaluating capital financing and debt conversion inducement options to gain compliance with the Stockholders’ Equity Requirement.

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The reverse stock split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares of Common Stock and greater difficulty affecting such sales.

Following the reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

If our Common Stock is delisted from Nasdaq and become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted regulations which define a “penny stock” to be any equity security that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Unless exempt, the rules require the delivery, prior to any transaction involving a penny stock by a retail customer, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If, following this offering, the market price for shares of our Common Stock falls below $5.00, and we do not satisfy any of the exceptions to the SEC’s definition of penny stock, our Common Stock will be classified as a penny stock. If such should occur, as a result of the penny stock restrictions, brokers or potential investors may be reluctant to trade in our securities, which may result in less liquidity for our securities.

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Risks Related to this Offering

Volatility in the market price of our Common Stock may prevent investors from being able to sell their Common Stock at or above the public offering price.

After this offering, the market price for our Common Stock is likely to be volatile. In addition, the market price of our Common Stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

●	actual or anticipated variations in our periodic operating results;
●	actual or anticipated changes in our growth rate relative to our competitors;
●	increases in market interest rates that lead investors of our Common Stock to demand a higher investment return;
●	changes in earnings estimates;
●	changes in market valuations of similar companies;
●	actions or announcements by our competitors;
●	adverse market reaction to any increased indebtedness we may incur in the future;
●	sales of our Common Stock by our officers, directors, or significant stockholders;
●	additions or departures of key personnel;
●	our progress toward developing our products;
●	the commencement, enrollment and results of our future clinical trials;
●	adverse results from, delays in or termination of our clinical trials;
●	adverse regulatory decisions, including failure to receive regulatory approval;
●	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts, if any;
●	perceptions about the market acceptance of our products and the recognition of our brand;
●	threatened or actual litigation and governmental investigations;
●	actions by stockholders;
●	speculation in the media, online forums, or investment community; and
●	our intentions and ability to list our Common Stock on Nasdaq and our subsequent ability to maintain such listing.

The public offering price of our Common Stock has been determined by negotiations between us and the underwriter based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for investors to assess the rapidly changing value of our stock. Volatility in the market price of our Common Stock may prevent investors from being able to sell their Common Stock at or above the public offering price. As a result, you may suffer a loss on your investment.

We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

We intend to use the net proceeds of this offering for sales and marketing initiatives, inventory build, product and software research and development, and working capital and other general corporate purposes. However, we have considerable discretion in the application of the proceeds. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value. Please see “Use of Proceeds” below for more information.

You will experience immediate and substantial dilution as a result of this offering.

As of [●], 2024, our net tangible book value was approximately $[●], or approximately $[●] per share. Since the effective price per share of our Common Stock being offered in this offering is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution with respect to the net tangible book value of the Common Stock you purchase in this offering. Based on the assumed public offering price of $[●] per share of Common Stock being sold in this offering and our net tangible book value per share as of [●], 2024, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of $[●] per share (or $[●] per share if the Underwriter exercises the over-allotment option in full) with respect to the net tangible book value of the Common Stock.

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Warrants and Pre-Funded Warrants to be issued in this offering are speculative in nature and there is not expected to be a trading market for the Warrants or Pre-Funded Warrants.

The Warrants and Pre-Funded Warrants to be issued in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the Common Stock and pay an estimated exercise price equal to $[●] per share ([●] % of the assumed public offering price of $[●] per Unit), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. In the case of Pre-Funded Warrants, holders may exercise their right to acquire the common stock and pay an exercise price of $0.01 per share. The Pre-Funded Warrants do not expire. In addition, there is no established public trading market for the Warrants or Pre-Funded Warrants and we do not expect a trading market to develop. In addition, we do not intend to apply for listing of the Warrants or Pre-Funded Warrants on any securities exchange or recognized trading system. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Holders of the Warrants or Pre-Funded Warrants will have no rights as a common stockholder until they acquire our Common Stock.

Until holders of the Warrants or Pre-Funded Warrants acquire shares of our Common Stock upon exercise of the Warrants or Pre-Funded Warrants, the holders will have no rights with respect to shares of our Common Stock issuable upon exercise of the Warrants or Pre-Funded Warrants. Upon exercise of the Warrants or Pre-Funded Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

The market price of our Common Stock may never exceed the exercise price of the Warrants issued in connection with this offering.

The Warrants being issued in connection with this offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our Common Stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the warrant holder.

Provisions of the Warrants and Pre-Funded Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Warrants and Pre-Funded Warrants could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Since the Warrants and Pre-Funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants or Pre-Funded Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants and Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or Pre-Funded Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants or Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable and will have no expiration date and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

Significant holders or beneficial owners of our common stock may not be permitted to exercise the Pre-Funded Warrants that they hold.

A holder of the Pre-Funded Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants and subject to such holder’s rights under the Pre-Funded Warrants to increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

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If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into, or exercisable or exchangeable for, our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our Common Stock to decline and would result in the dilution of your holdings.

Future issuances of our Common Stock or securities convertible into, or exercisable or exchangeable for, our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock. In connection with this offering, we will enter into a lock-up agreement that prevents us, subject to certain exceptions, from offering additional shares of capital stock for up to six months after the closing of this offering, as further described in the section titled “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Common Stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our Common Stock.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Common Stock.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $[  ], assuming no sale of Pre-Funded Warrants, after deducting estimated offering expenses payable by us, and based upon an assumed public offering price of $[  ] per Unit (excluding any exercise of the over-allotment option for this offering).

We intend to use the net proceeds of this offering as follows:

➢	approximately $[ ], or [ ]% of the net proceeds from this offering for sales and marketing initiatives; and

➢	approximately $[ ], or [ ]% of the net proceeds from this offering for ongoing product and software research and development;

➢	approximately $[ ], or [ ]% of the net proceeds from this offering for inventory build; and

➢

approximately $[  ], or [  ]% of the net proceeds from this offering for working capital and other general corporate purposes, including regulatory compliance, intellectual property protection, additional employee hires and additional contractor retainment.

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend upon numerous factors. We may also use a portion of the net proceeds to acquire, license and invest in complementary products, technologies, or additional businesses; however, we currently have no agreements or commitments with respect to any such transaction.

The foregoing represents our current intentions based upon our present plans and business conditions to allocate and use the net proceeds of this offering. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and U.S. government securities.

Moreover, given our limited operating history, early stage of business, and a new and unproven technology model, it is difficult to evaluate our business prospects and actual expenditures in the future. Further, our business plan will be very costly, far more costly than the net proceeds we will receive from this offering. To develop and implement our business as currently planned, we may need to raise substantial amounts of additional capital and we intend to raise such additional capital through public or private offerings of equity or equity-linked securities, traditional loans, commercial collaborations such as licenses or joint ventures and, if available or desirable, government funding, including grants. No assurances can be given that we will be able to raise additional capital when needed, and our inability to raise additional capital could lead to the failure of our company.

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DILUTION

If you purchase securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the assumed public offering price per unit and as adjusted, net tangible book value per share of common stock immediately after this offering.

The net tangible book value of our Common Stock on June 30, 2024 was approximately $1,151,945 million, or approximately $0.03 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our Common Stock outstanding.

After giving effect to the assumed sale by us of [●] shares underlying the Units (assuming the sale of all Units offered hereby, at the assumed public offering price of $[●] per Unit, the closing sale price of our Common Stock on The Nasdaq Capital Market on September [●], 2024, and assuming no sale of any Pre-Funded Units, no exercise of the over-allotment option and no exercise of the Warrants issued in connection with this offering), after deducting the underwriter’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been approximately $[●] million, or approximately $[●] per share. This represents an immediate decrease in net tangible book value of approximately $[●] per share to existing stockholders and an immediate dilution of approximately $[●] per share to new investors purchasing Units in this offering. The following table illustrates this per share dilution:

Assumed public offering price per Unit	$	[●]
Net tangible book value per share as of June 30, 2024		$0.03
Decrease in net tangible book value per share attributable to new investors in this offering	$	[●]
As adjusted net tangible book value per share as of June 30, 2024, after giving effect to this offering	$	[●]
Dilution per share to investors participating in this offering	$	[●]

Each $0.10 increase (decrease) in the assumed public offering price of $[●] per Unit would increase (decrease) our as adjusted net tangible book value after this offering by $[●], or $[●] per share, and the dilution per share to new investors by $[●] per share, assuming that the number of Units offered by us, as set forth above, remains the same and after deducting the underwriters’ fees and estimated offering expenses payable by us and no Pre-funded Units are sold in this offering.

The foregoing discussion and table do not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of units that we offer in this offering, and other terms of this offering determined at the time of pricing. The foregoing discussion and table assumes no sale of pre-funded units, which if sold, would reduce the number of units that we are offering on a one-for-one basis. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 34,764,593 shares of Common Stock outstanding as of June 30, 2024 and excludes:

•	1,598,306 shares of our Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.99 per share as of June 30, 2024; and

•	23,583,903 shares of our Common Stock issuable upon exercise of warrants outstanding as of June 30, 2024, at a weighted-average exercise price of $0.44 per share.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024:

·	on an actual basis; and

·

on an as adjusted basis to give effect to the sale by us of [●] Units at the assumed public offering price of $[●] per Unit (assuming the sale of all securities offered hereby, at the assumed public offering price of $[●] per Unit, the closing sale price of our Common Stock on the Nasdaq on September [●], 2024, and assuming no sale of any Pre-Funded Units, no exercise of the over-allotment option and no exercise of the Warrants issued in connection with this offering), after deducting underwriting discounts and estimated offering expenses payable by us.

You should read this information together with our consolidated financial statements and related notes, as well as the information set forth under the headings “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus.

	June 30, 2024
	Actual	As Adjusted
Cash and cash equivalents	$2,166,404	$
Total long-term debt, net of unamortized discounts - non-current portion	-	$
Stockholders’ equity:
Common stock, $0.00001 par value, 100,000,000 shares authorized, 34,764,593 shares and [●] as adjusted shares outstanding	347
Treasury stock, at cost; 12,329 shares and [●] as adjusted shares outstanding	(38,015)
Additional paid-in capital	97,998,359
Accumulated deficit	(94,216,514)
Total SOBR Safe, Inc. stockholders' equity	3,744,177
Noncontrolling interests	(53,679)
Total stockholders' equity	3,690,498
Total capitalization	$5,856,902	$

_________

The table and discussion above are based on 34,764,593 shares of Common Stock outstanding as of June 30, 2024 and excludes:

•	1,598,306 shares of our Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.99 per share as of June 30, 2024; and

•	23,583,903 shares of our Common Stock issuable upon exercise of warrants outstanding as of June 30, 2024, at a weighted-average exercise price of $0.44 per share.

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DESCRIPTION OF SECURITIES BEING OFFERED IN THIS OFFERING

We are offering Units, each Unit consisting of one share of Common Stock, or one Pre-Funded Warrant to purchase one share of Common Stock, and one Warrant to purchase one share of Common Stock.

Warrants Included in this Offering

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant Agent Agreement between us and the Warrant Agent, and the Form of Warrant, both of which will be filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Warrant Agent Agreement, including the annexes thereto, and the Form of Warrant.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants may be exercised upon surrender of the Warrant on or prior to the expiration date, with the exercise form included with the Warrant completed and executed as indicated.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Exercise Price.  The Warrants will have an exercise price of $[ ] per whole common share. The Warrants will be immediately exercisable and may be exercised at any time up to the date that is five years after their original issuance. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation.

Cashless Exercise. If, at the time a holder exercises its Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrant.

Fractional Shares. No fractional shares of Common Stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share. If multiple warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Fundamental Transactions. In the event of a “fundamental transaction,” as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Pre-Funded Warrants Included in this Offering

The terms of the Pre-Funded Warrants, if any, are identical to the terms of the Warrants, except that:

•	the exercise price of the Pre-Funded Warrants is $0.01; and

•	the Pre-Funded Warrants may be exercised at any time.

19

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement between us and the underwriters named below, for which Spartan Capital Securities, LLC (“Spartan” or the “Representative”) is acting as Representative, each of the underwriters named below has severally agreed to purchase, and we have agreed to sell to the underwriter, the following respective number of Units listed next to the underwriter’s name in the following table.

Underwriters	Number of Units
Spartan Capital Securities, LLC	[ ·]
Total	[ ·]

The Underwriting Agreement provides that the obligation of the underwriter to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The Underwriting Agreement also provides that if an underwriter defaults, the offering may be terminated. Subject to the terms of the Underwriting Agreement, the underwriter will purchase all of the Units being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased.

The underwriter is offering the Units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel and other conditions specified in the Underwriting Agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriters an option exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an aggregate of [  ] Units, in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the Representative exercises this option, the underwriter will become obligated, subject to conditions, to purchase approximately the same percentage of these Units as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of Common Stock (and/or Pre-Funded Warrants) and Warrants to the underwriters to the extent the option is exercised. If any additional shares of Common Stock (and/or Pre-Funded Warrants) and Warrants are purchased, the underwriters will offer the additional shares of Common Stock (and/or Pre-Funded Warrants) and Warrants on the same terms as those on which the other Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be approximately $[  ] and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be approximately $[  ].

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Unit	Per Pre-Funded Unit	Total without Over-Allotment	Total with Full Over allotment
Public offering price	$	$	$	$
Underwriting discounts(1)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

(1) Represents a blended underwriting discount for all Units. The underwriters will receive an underwriting discount equal to 8.0% of the gross proceeds sold in this offering.

20

Out of the proceeds of the Offering, we will pay the Representative up to $125,000 for the fees and expenses of legal counsel and other expenses, including, but not limited to, roadshow expenses and cost of background checks, diligence, and legal fees and disbursements incurred by the Representative in connection with the offering, and other out-of-pocket expenses, plus the costs associated with the use of a third-party electronic road show service. The Underwriting Agreement, however, will provide that in the event this offering is terminated, the Representative will only be entitled to the reimbursement of out-of-pocket accountable expenses actually incurred in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(f)(2)(C). In addition to the foregoing, we have agreed to pay the Representative a non-accountable expense allowance in the amount of 1% of the gross proceeds of the Offering.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $.

Listing

Our Common Stock is listed on Nasdaq under the symbol “SOBR.”

Tail Financing

If, during the 12 month period following the closing of this offering, or expiration or termination of our engagement agreement, we consummate a financing with investors with whom Spartan Capital had directly contacted or introduced to us during the period in which we engaged Spartan Capital, we will pay Spartan Capital a fee equal to 8.0% of the proceeds of such financing consummated within the period and any other compensation Spartan is entitled to in the engagement agreement, including a non-accountable expense allowance of 1% of the gross proceeds of such financing. Any investors referred directly to Spartan by other parties will not be subject to any tail financing compensation.

Lock-Up Agreements

The Company, on behalf of itself and any successor entity, will agree that, without the prior written consent of the Representative, it will not, for a period of 90 days after the date of the Underwriting Agreement, other than certain exempt issuances, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The directors and executive officers of the Company and each of the holders of 5% or more of the Company’s Class A common stock will not until the date that is ninety (90) days after the date of this prospectus, subject to certain customary exceptions, directly or indirectly, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any shares of common stock, any unit, any warrant to purchase shares of common stock or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Class A common stock or any other equity security of the Company (each a “Relevant Security”), or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act, and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, with respect to the undersigned’s holdings, or otherwise publicly disclose the intention to do so.

21

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by one or more of the underwriters of this offering, or by their affiliates. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The Representative may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the Representative on the same basis as other allocations.

22

Offering Price Determination

Prior to this offering, there has not been an active market for our Common Stock and there has been no public market for our Warrants or Pre-Funded Warrants. The public offering price for our Units will be determined through negotiations between us and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●

Stabilizing transactions permit bids to purchase Common Stock so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the Common Stock while the offering is in progress.

●

Over-allotment transactions involve sales by the underwriters of shares of Common Stock in excess of the number of shares of Common Stock the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over-allotted by the underwriters is not greater than the number of shares of Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of shares of Common Stock in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares of Common Stock in the open market.

●

Syndicate covering transactions involve purchases of shares of Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares of Common Stock to close out the short position, the underwriters will consider, among other things, the price of shares of Common Stock available for purchase in the open market as compared with the price at which they may purchase shares of Common Stock through exercise of the over-allotment option. If the underwriters sell more shares of Common Stock than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares of Common Stock in the open market that could adversely affect investors who purchase in the offering.

●

Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the shares of Common Stock originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the shares of Common Stock or preventing or retarding a decline in the market price of its shares of Common Stock. As a result, the price of the Common Stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither our company nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our company’s Common Stock. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

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Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our company’s Common Stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares of Common Stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

AVAILABLE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities being offered by this prospectus. This Prospectus, which constitutes a part of the Registration Statement on Form S-1, does not contain all of the information set forth in the Form S-1 or the exhibits filed therewith. For further information about us and our Common Stock, reference is made to our filings with the SEC since we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Statements contained in this Offering Statement regarding the contents of any contract or any other document that is filed as an exhibit to this Offering Statements are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to our filings. A copy of the our filings with the SEC may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file with the SEC in the future will update and supersede the current information in, and incorporated by reference in, this prospectus until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus.

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We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form unless such form expressly provides to the contrary), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, as amended on August 27, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, and June 30, 2024, filed with the SEC on May 15, 2024, and August 12, 2024;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2024, March 5, 2024, April 12, 2024, May 20, 2024, June 4, 2024, June 6, 2024, July 26, 2024, and August 13, 2024; and

•	our definitive proxy statements on DEF 14A filed with the SEC on May 13, 2024, and June 24, 2024.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.sobrsafe.com. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

SOBR Safe, Inc.

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(844) 762-7723

Attention: Corporate Secretary

Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding the issuers that file electronically with the SEC, including us, and can be accessed free of charge on the SEC’s website, http://www.sec.gov.

LEGAL MATTERS

The validity of the securities offered by us in this offering will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Sichenzia Ross Ference Carmel LLP is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements as of and for the fiscal year ended December 31, 2023 have been audited by Haynie & Company, an independent registered public accounting firm, as stated in their reports. The financial statements as of and for the fiscal year ended December 31, 2022 have been audited by Macias Gini & O’Connell LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements have been so included in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

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[●] Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

[●] Pre-Funded Units

Each Unit Consisting of

One Pre-Funded Warrant and

One Warrant to Purchase One Share of Common Stock

[●] Shares of Common Stock Underlying Pre-Funded Warrants

[●] Shares of Common Stock Underlying Warrants

SOBR SAFE, INC.

PROSPECTUS

SPARTAN CAPITAL SECURITIES, LLC

 [MONTH DATE], 2024

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with registration and sale of the Units sold in this offering. The estimated expenses of issuance and distribution are set forth below:

Item+	Amount to be paid
SEC registration fee	$
FINRA filing fee	$
Legal fees and expenses*	$
Accounting fees and expenses*	$
Miscellaneous expenses*	$
Total	$

 +To be filed by amendment.

* Estimated solely for the purposes of this Item. Actual expenses may vary.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Section 2 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article XI of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In the last three fiscal years and subsequent interim periods, we issued the following securities:

On June 4, 2024, the Company issued 20,638,326 Common Stock Purchase Warrants pursuant to the Warrant Inducement Letter. The warrants may not be exercised until shareholder approval is obtained in accordance with Nasdaq Listing Rule 5635(d).

On June 8, 2023, we issued 150,000 shares of our Common Stock for Restricted Stock Units that vested during 2023. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors are sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On May 10, 2023, noteholders elected to convert a total of $341,999 (the “Conversion Amount”) pertaining to the 2023 Debt Offering into 150,000 shares of the Company’s Common Stock at $2.28 per share. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors are sophisticated, familiar with our operations, and there was no general solicitation or advertising.

II-1

On April 1, 2023, we issued 35,000 shares of our Common Stock for Restricted Stock Units that vested during 2023. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On March 9, 2023, the Company entered into a Debt Offering pursuant to a Purchase Agreement (the “Agreement”) and Registration Rights Agreement with institutional investors. The Debt Offering closed on March 9, 2023. The Debt Offering includes 15% Original Issue Discount Convertible Notes (the “Notes”) and Common Stock Purchase Warrants (the “Warrants”). Aegis Capital Corp. acted as sole placement agent for the Debt Offering. Under the terms of the Agreement, the Company received $3,000,000 from the Purchasers and in exchange issued the Notes in principal amounts of $3,529,412 and Warrants to purchase up to 386,998 shares of the Company’s Common Stock. The Notes are convertible voluntarily by the Purchaser at any time the principal amounts are outstanding into shares of our Common Stock, at a conversion price $2.28. The Notes are due March 10, 2025, and accrue interest quarterly at 5% per annum. The accrued interest is payable by way of inclusion in the convertible amount. The Warrants are exercisable at any time through March 9, 2028, into shares of the Company’s Common Stock at an exercise price of $2.52 per share. The Company received approximately $2,500,000 of net proceeds from the Debt Offering after offering related costs. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

On January 1, 2023, the Company entered into a six-month agreement with a consultant to provide investor services and in exchange issued 225,000 shares of restricted Common Stock and 225,000 warrants to purchase Common Stock of the Company at an exercise price of $1.35 per warrant. The warrants expire three years from the date of issuance.

On February 16, 2023, the Company issued 225,000 common shares in exchange for 225,000 shares of restricted Common Stock. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

On September 30, 2022 pursuant to the Adjustment terms of the March 2022 Armistice Warrant and the September 2021 Armistice Warrant, as a result of entering into the PIPE Offering, we issued an aggregate 1,750,225 warrants the (the “Armistice Warrants”) consisting of (i) 1,400,180 warrants pursuant to the Adjustment terms under the September 2021 Armistice Warrant, and (ii) 350,045 warrants pursuant to the Adjustment terms of March 2022 Armistice Warrant. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

On September 28, 2022, we entered into a PIPE Offering pursuant to a Securities Purchase Agreement with institutional investors for aggregate gross proceeds of approximately $6 million, before deducting fees to Aegis Capital Corp., the exclusive placement agent in the PIPE Offering, and other expenses payable by the Company. Pursuant to the PIPE Offering, which closed on September 30, 2022, we issued 1,925,677 Non Pre-Funded Units and 2,128,378 Pre-funded Units at a purchase price of $1.48 per unit priced at-the-market under Nasdaq rules. The Prefunded Units were sold at the same price less the Prefunded Warrant exercise price of $0.001.

Each Non-Prefunded Unit and Prefunded Unit consists of one share of Common Stock (or common stock equivalent) and one non-tradable Non Prefunded exercisable for one Common Stock at a price of $1.35 subject to adjustments pursuant to the Non Prefunded Warrant Agreement. Each Prefunded Unit consists of one share of Common Stock and one non-tradable Prefunded Warrant exercisable for one Common Stock at a price of $1.35 less the Prefunded Warrant exercise price of $0.001 pursuant to the Prefunded Warrant Agreement. The Non Prefunded Warrants have a term of seven years from the issuance date and the Prefunded Warrants expire until the Prefunded Warrants are exercised in full. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors are accredited, familiar with our operations, and there was no general solicitation or advertising.

II-2

On August 3, 2022, in exchange for a settlement of a general mutual release of employment and application claims we issued to a prior employee a warrant for 10,000 shares of our Common Stock at an exercise price of $4.25 per share which expires August 3, 2025. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

On June 7, 2022, we issued 16,666 shares of our Common Stock for restricted stock units that vested in connection with our uplist to Nasdaq. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

On June 7, 2022 and June 29, 2022, we issued 300,000 and 500,000 shares of our Common Stock, respectively, for professional services. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors were accredited, familiar with our operations, and there was no general solicitation or advertising.

On March 30, 2022, in connection with a Waiver Agreement we entered into with Armistice Capital Master Fund Ltd. the holder of an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,780.50, we issued a second Common Stock purchase warrant, or the March 2022 Armistice Warrant to purchase up to 101,626 additional shares of our Common Stock expiring March 29, 2029, and extended the Termination Date of the September 2021 Armistice Warrant for 406,504 shares of our common from September 28,2026 to September 28, 2028. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

On March 3, 2022 we issued 7,917 shares of our Common Stock under the terms of a $47,500 convertible note payable dated March 6, 2020 with interest at 5%, due March 6, 2022 and convertible at $6 per share. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On March 1, 2022, we entered in to Share Exchange Agreements with David Gandini, one of our officers and directors, and Gary Graham, our largest shareholder, to exchange 333,334 and 666,667 shares of our Common Stock into 1,000,000 shares and 2,000,000 shares of our Series B Preferred Stock, respectively. These stock exchanges of Common Stock for preferred stock were done as conditions of our planned underwritten offering and planned listing on Nasdaq. The shares of our Series B Convertible Preferred Stock have liquidation preference over our Common Stock, receive dividends in pari passu with our Common Stockholders, are convertible into shares of our Common Stock on a 3-for-1 basis, and vote on an “as converted” basis. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors are sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On January 12, 2022 we issued 16,667 shares of our Common Stock for Restricted Stock Units that vested during 2021. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On January 10, 2022, in connection with hiring Mr. Wenzel we entered into an Executive Employment Agreement with Mr. Wenzel. Under the terms of his Employment Agreement, Mr. Wenzel will serve as our Chief Financial Officer until January 1, 2024, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Wenzel will perform services for us that are customary and usual for a chief financial officer of a company, in exchange for: (i) an annual base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our Common Stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our Common Stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,334 shares during the two-year term of the Employment Agreement, with a ten year term, and (iii) 16,667 Restricted Stock Units under our 2019 Equity Incentive Plan, which will vest upon the end of any relevant lockup period involving Company securities owned by Mr. Wenzel after we uplist to a national exchange (NASDAQ, NYSE, etc.). The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

II-3

On December 7, 2021, in exchange for Sandy Shoemaker agreeing to serve on our Board of Directors, we issued Sandy Shoemaker options to acquire 8,334 shares of our Common Stock under our 2019 Equity Incentive Plan, at an exercise price of $10.065 per shares and vest equally over one year. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On December 7, 2021, in exchange for Sandy Shoemaker agreeing to chair the Audit Committee of our Board of Directors we issued Sandy Shoemaker options to acquire 16,667 shares of our Common Stock under our 2019 Equity Incentive Plan, at an exercise price of $10.065 per shares and vest equally over two years. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On October 18, 2021, we entered into an Executive Employment Agreement with Michael Watson (the “Watson Agreement”) to serve as our Executive Vice President of Sales and Marketing and Revenue Officer. Under the terms of the Watson Agreement, Mr. Watson performs services for us that are customary and usual for a EVP of sales and marketing of a company, in exchange for: (i) a base salary of $175,000 and his eligible to participate in any executive bonus plans, with a target bonus of $75,000, and (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 83,334 shares of our Common Stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period. The Watson Agreement is for a two-year term. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On August 17, 2021, we entered into an Executive Employment Agreement with Scott Bennett (the “Bennett Agreement”) to serve as our Executive Vice President of Business Operations beginning on October 18, 2021. Under the terms of the Bennett Agreement, Mr. Bennett performs services for us that are customary and usual for a EVP of business operations of a company, in exchange for: (i) a base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 33,334 shares of our Common Stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period, and (iii) 16,667 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023. The Bennett Agreement is for a two year term. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

Prior to hiring Mr. Bennett has an executive officer, Mr. Bennett was granted (i) 3,334 restricted stock units pursuant to a prior consulting arrangement with us, and (ii) a stock option to acquire 33,334 shares of our Common Stock at an exercise price of $10.131 under a prior employment agreement with us. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023. The stock options were also issued under our 2019 Equity Incentive Plan and vest in equal installments, monthly over a thirty six (36) month period beginning May 17, 2021. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

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On September 28, 2021, we closed a financing transaction with Armistice Capital Master Fund Ltd. (the “Purchaser”). Under the terms of the financing, we received $2,500,000 from the Purchaser and in exchange issued the Purchaser an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,780.50 (the “Debenture”) and a Common Stock Purchase Warrant (the Original Warrant) to purchase up to 406,504 shares of our Common Stock. The Debenture is convertible: (a) voluntarily by the Purchaser at any time into shares of our Common Stock at the lesser of (i) 100% of the closing price our Common Stock on the trading day immediate prior to the Closing Date under the Debenture, or (ii) 75% of the average VWAP of our Common Stock (representing a 25% discount) during the 5 trading day period immediately prior to the applicable conversion date (on an as adjusted basis giving effect to any splits, dividend and the like during such 5 Trading Day period) (the “Conversion Price”), or (b) automatically upon the occurrence of a Qualified Offering (as defined in the Debenture) into shares of our Common Stock at the lesser of: (i) the Conversion Price or (ii) 75% of the offering price of the securities offered in the Qualified Offering. The Debenture matures on March 27, 2022, does not accrue interest unless there is an event of default under the terms of the Debenture, and contains industry standard default and other provisions. The Warrant is exercisable at any time in the next five (5) years into shares of our common at an exercise price of $6.00 per share, unless an event of default occurs, at which time the exercise price will adjust to $1.00 per share. The Warrant contains a cashless exercise provision but only in the event we fail to have an effective registration statement registering the shares underlying the Warrant at any time beginning six (6) months from the date of the Warrant. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

From March 2021 through May 31, 2021, we conducted a “Unit” offering under Rule 506 of Regulation D, with each Unit consisting of a $50,000 principal amount convertible debenture (the “Secured Debentures”) and a warrant (the “Warrant”) to purchase 8,334 shares of our Common Stock. The holders of the Secured Debentures and the Warrants are the Selling Securityholders herein. The Secured Debentures mature two (2) years after issuance. The Secured Debentures will not be redeemable but contain an automatic conversion feature, which will cause all principal and interest due under the Debenture to automatically convert if our Common Stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days. Interest on each investor’s Secured Debenture accrues at a rate of 12% per annum, beginning on the date we have access to the investor’s funds. At the date of their investment, investors elected to have the interest due under the Secured Debenture paid in cash monthly or have the interest accrue and be payable on the maturity date of the Secured Debenture. For investors that elect to accrue the interest due under the Secured Debenture, the interest will be paid in cash or may be converted into shares of our Common Stock under the same terms as the principal amount on the maturity date. The Secured Debentures will be convertible at any time, and from time to time, beginning on the date of issuance, into shares of our Common Stock. The Secured Debentures will be convertible at nine dollars ($9.00) per share; provided, however, that the right of conversion will be limited by the terms of the Secured Debentures to the extent necessary to ensure that each Debenture holder will never beneficially own more than 4.9% of our class of Common Stock at any one time while any portion of the holder’s Debenture remains outstanding. The repayment of the Secured Debentures is secured by our current patent and patent applications. The Warrant attached to each Unit gives the investor the right to purchase 8,334 shares of our Common Stock. The Warrants are exercisable at any time, and from time to time, beginning on the date of issuance and expiring two (2) years after issuance, into shares of our Common Stock at an exercise price of nine dollars ($9.00) per share. In the event our Common Stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days then we have the right to notify the holder of the Warrants that we plan to purchase the Warrants for $0.30 each, which begins a sixty (60) day period for the holder to exercise the Warrants or we may purchase them for $0.30 each. Under this offering, we issued secured convertible promissory notes totaling $2,005,000 to 25 non-affiliated investors, and one then-affiliate investor - Mr. Ford Fay, one of our directors ($50,000) and additional investors that are now affiliates - Mr. James Bardy (through an entity he controls entitled Financial House, LLC) ($100,000) and Mr. Scott Bennett, our Executive Vice-President of Operations ($50,000), and warrants to purchase 334,167 shares of our Common Stock with the notes and warrants having the terms described above. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

In October 2020, we entered into an Advisory Agreement with Steven Beabout, a member of our Board of Directors, under which he agreed to provide us with strategic legal advice in relation to certain business and legal matters for a period of sixteen (16) months. In exchange for his services, we agreed to issue him 25,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

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In November 2020 and February 2022, in consideration of Steven Beabout’s work as Chairman of the Compensation Committee of our Board of Directors, we agreed to issue Mr. Beabout 30,000 and 25,000 restricted stock units, respectively. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplist of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

In connection with closing the transaction with IDTEC detailed herein, we issued a convertible promissory note totaling approximately $1,500,000 to IDTEC. The promissory note was convertible any time by the holder into shares of our Common Stock at a conversion price of $1.50 per share, subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share. On November 17, 2020, IDTEC converted the total of $1,551,514 of principal and interest due under the promissory note into 1,034,343 shares of our Common Stock. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising. At the closing of the same transaction, we also issued Warrant to Purchase Common Stock to IDTEC, under which IDTEC can purchase up to 106,667 shares of our Common Stock at an exercise price of $1.50 per share. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

These issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering.

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ITEM 16. EXHIBITS

(a) Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Articles of Incorporation of Imagine Media, Ltd.	SB-2	3.1	01/31/2008
3.2	Articles of Amendment to Articles of Incorporation to TransBiotec, Inc.	S-1	3.2	11/06/2012
3.3	Certificate of Amendment to Certificate of Incorporation filed with the State of Delaware on May 25, 2017	10-K	3.3	02/06/2019
3.4	Amended and Restated Bylaws of SOBR Safe, Inc.	8-K	3.1	11/19/2019
3.5	Certificate of Amendment to Certificate of Incorporation of TransBiotec, Inc. changing name to SOBR Safe, Inc., effecting 1-for-33.26 reverse stock split and decreasing authorized Common Stock to 100M shares	8-K	3.1	06/11/2020
4.1	Form of Representative’s Warrant between SOBR Safe, Inc. and Aegis Capital Corp.	8-K	4.1	05/19/2022
4.2	Warrant Agency Agreement between SOBR Safe, Inc. and Equiniti Trust Company dated May 17, 2022	8-K	4.2	05/19/2022
4.3	Form of Unit Warrant, issued May 18, 2022	8-K	4.3	05/19/2022
4.4**	Form of Underwriting Agreement between SOBR Safe, Inc. and Spartan Capital
4.5**	Form of Warrant
4.6**	Warrant Agency Agreement between SOBR Safe, Inc. and Equiniti Trust Company dated September , 2024
4.7**	Form of Pre-Funded Warrant
5.1**	Legal Opinion of Lucosky Brookman LLP
10.1	TransBiotec, Inc. 2019 Equity Incentive Plan	8-K	10.1	11/19/2019
10.2+	Employment Agreement with David Gandini dated October 25, 2019	8-K	10.3	11/19/2019
10.3	Amendment No. 1 to Asset Purchase Agreement dated March 23, 2020 by and between IDTEC, LLC and TransBiotec, Inc.	10-Q	10.12	05/26/2020
10.4	Form of Convertible Promissory Note Issued to IDTEC, LLC at Close of Asset Purchase Transaction	8-K	10.3	06/11/2020
10.5	Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement dated June 5, 2020 by and between IDTEC, LLC and TransBiotec, Inc.	8-K	10.4	06/11/2020
10.6	Warrant to Purchase Common Stock dated June 5, 2020 issued to IDTEC, LLC	8-K	10.5	06/11/2020
10.7+	Advisory Agreement with Steven Beabout dated October 9, 2020	10-K	10.16	03/31/2021
10.8	18% Original Issue Discount Convertible Debenture issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. dated September 27, 2021	8-K	10.1	10/01/2021
10.9	Warrant to Purchase Common Stock issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. dated September 27, 2021	8-K	10.2	10/01/2021
10.10	Securities Purchase Agreement by and between SOBR Safe, Inc. and Armistice Capital Master Fund Ltd. dated September 27, 2021	8-K	10.3	10/01/2021
10.11	Registration Rights Agreement by and between SOBR Safe, Inc. and Armistice Capital Master Fund Ltd. dated September 27, 2021	8-K	10.4	10/01/2021
10.12	Form of” Secured Convertible Debenture issued by SOBR Safe, Inc. in $2M Regulation D Offering	S-1/A	10.21	12/01/2021
10.13	Form of” Warrant issued by SOBR Safe, Inc. in Regulation D Offering	S-1/A	10.22	12/01/2021
10.14+	Executive Employment Agreement with Scott Bennett dated August 17, 2021	S-1/A	10.24	01/19/2022

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10.15+	Executive Employment Agreement with Michael Watson dated October 11, 2021	S-1/A	10.25	01/19/2022
10.16+	Executive Employment Agreement with Gerard Wenzel dated January 1, 2022	8-K	10.1	01/19/2022
10.17	Form of Share Exchange Agreement with David Gandini and Gary Graham for Series B Preferred Stock	S-1/A	10.28	03/17/2022
10.18	Common Stock Purchase Warrant issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd dated March 30, 2022	S-1	10.30	09/16/2022
10.19	Waiver by and between SOBR Safe, Inc. and Armistice Capital Master Fund Ltd. dated March 30, 2022	8-K	10.1	04/01/2022
10.20	Securities Purchase Agreement by and between SOBR Safe, Inc. and Aegis Capital Corp. dated September 28, 2022	8-K	10.1	10/03/2022
10.21	Registration Rights Agreement by and between SOBR Safe, Inc. and Purchasers dated September 30, 2022.	8-K	10.2	10/03/2022
10.22	Form of Pre-Funded Warrant Agreement by and between SOBR Safe, Inc. and Purchasers dated September 30, 2022	8-K	10.3	10/03/2022
10.23	Form of Warrant Agreement by and between SOBR Safe, Inc. and Purchasers dated September 30, 2022	8-K/A	10.4	10/14/2022
10.24+	Executive Employment Agreement with David Gandini dated January 30th, 2023	8-K	10.1	02/03/2023
10.25	Purchase Agreement between SOBR Safe, Inc. and Purchasers dated March 7, 2023	8-K	10.1	03/13/2023
10.26	Registration Rights Agreement between SOBR Safe, Inc. and Purchasers dated March 7, 2023	8-K	10.2	03/13/2023
10.27	Form of Senior Convertible Note between SOBR Safe, Inc. and Holders dated March 9, 2023	8-K	10.3	03/13/2023
10.28	Common Stock Purchase Warrant between SOBR Safe, Inc. and Holders dated March 9, 2023	8-K	10.4	03/13/2023
10.29	Amended And Restated Common Stock Purchase Warrant dated September 30, 2022 issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. amending the original warrant dated March 30, 2022	S-1	10.35	10/14/2022
10.30	Amended And Restated Common Stock Purchase Warrant dated September 30, 2022 issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. amending the original warrant dated September 27, 2021	S-1	10.36	10/14/2022
10.31+	Consulting Agreement by and between SOBR Safe, Inc. and Winterstone Group, LLC dated January 21, 2022	8-K	10.1	07/27/2022
10.32	Services Agreement by and between SOBR Safe, Inc. and TraDigital Marketing Group, LLC dated January 18, 2022	8-K	10.2	07/27/2022
10.33	Confirming Agreement by and between SOBR Safe, Inc. and Winterstone Group, LLC dated May 16, 2022	8-K	10.3	07/27/2022
10.34	Confirming Agreement by and between SOBR Safe, Inc. and TraDigital Marketing Group, LLC dated May 16, 2022	8-K	10.4	07/27/2022
10.35	Form of Inducement Letter between SOBR Safe, Inc. and the Holder, dated June 4, 2024	8-K	10.1	06/04/2024
10.36	Form of New Warrant	8-K	10.2	06/04/2024
21.1	List of Subsidiaries	10-K	21.1	04/01/2024
23.1	Consent of Independent Registered Public Accounting Firm				X
23.2	Consent of Independent Registered Public Accounting Firm				X
23.3**	Consent of Lucosky Brookman LLP (Included in Exhibit 5.1)
24	Power of Attorney (included in the signature page of this Registration Statement)				X
97.1	Compensation Recovery Policy	10-K	97.1	04/01/2024
101.INS	Inline XBRL Instance Document.				X
101.SCH	Inline XBRL Taxonomy Extension Schema Linkbase Document.				X
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.				X
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.				X
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.				X
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.				X
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).				X
107	Filing Fee Table				X

+	Indicates a management contract or compensatory plan or arrangement.
**	To be filed by amendment

**XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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(b) Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Undertakings

A.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 12th day of September, 2024.

SOBR Safe, Inc.

Dated: September 12, 2024	By:	/s/ David Gandini
David Gandini
	Its:	Chief Executive Officer, Principal Executive Officer, and Secretary

Dated: September 12, 2024		/s/ Christopher Whitaker
	By:	Christopher Whitaker
	Its:	Chief Financial Officer, Principal Financial Officer, and Treasurer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Gandini and Christopher Whitaker, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Dated: September 12, 2024	By:	/s/ David Gandini
David Gandini, Chairman of the Board of Directors, Secretary and Chief Executive Officer, Principal Executive Officer

Dated: September 12, 2024	By:	/s/ Ford Fay
Ford Fay, Director

Dated: September 12, 2024	By:	/s/ Steven Beabout
Steven Beabout, Director

Dated: September 12, 2024	By:	/s/ Sandy Shoemaker
Sandy Shoemaker, Director

Dated: September 12, 2024	By:	/s/ Noreen Butler
Noreen Butler, Director

Dated: September 12, 2024	By:	/s/ Christopher Whitaker
Christopher Whitaker, Chief Financial Officer, Principal Financial Officer

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